EXHIBIT 10.1

EXECUTION VERSION

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of July 22, 2014 (this “Agreement”), among HMS Funding I LLC (the “Borrower”), HMS Income Fund, Inc., as Equityholder and as Servicer (the “Servicer”), the Lenders executing this Agreement on the signature pages hereto, U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) and as Collateral Custodian (the “Collateral Custodian”) and Deutsche Bank AG, New York Branch, as Administrative Agent (the “Administrative Agent”).

The Borrower, the Servicer, the Lenders party thereto, the Collateral Agent, the Collateral Custodian and the Administrative Agent are parties to a Loan Financing and Servicing Agreement dated as of June 2, 2014 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”).

The parties hereto wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein. This Agreement shall constitute a Transaction Document for all purposes of the Credit Agreement and the other Transaction Documents.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Definitions. Section 1.1 of the Credit Agreement shall be amended by amending and restating the definition of “Facility Amount” as follows:

“Facility Amount” means (a) prior to the end of the Revolving Period, $100,000,000 (or, if requested by the Borrower, and agreed to by the Lenders and the Administrative Agent in their sole discretion in writing, $250,000,000), unless this amount is permanently reduced pursuant to Section 2.5, in which event it means such lower amount and (b) after the end of the Revolving Period, the Advances outstanding.

2.03.    Commitment. Annex B to the Credit Agreement is hereby amended to replace the amount “$50,000,000” therein with “$100,000,000”.

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent, that (a) the representations and warranties set forth in Article IX of the Credit Agreement (as hereby amended) are true and correct in all material respects (or if such representation and warranty is already qualified by the words

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“material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and as if each reference in said Article IX to “this Agreement” included reference to this Agreement (it being agreed that, subject to the applicable cure periods in the Credit Agreement, it shall be deemed to be an Event of Default under the Credit Agreement if any of the foregoing representations and warranties shall prove to have been incorrect in any material respect when made), and (b) no Event of Default or Unmatured Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a)    Execution. The Administrative Agent shall have received counterparts of this Agreement executed by each of the parties hereto.

(b)    Legal Fees. The Borrower shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements due under the Transaction Documents, including all reasonable and documented out-of-pocket fees, charges and disbursements of the Administrative Agent and the Collateral Agent (and their counsel) incurred in connection with this Agreement.

(c)    Upfront Fee. The Borrower shall have paid the upfront fee contemplated by the fee letter dated as of the date hereof between the Borrower, the Administrative Agent and the Lender.

Section 5. Confirmation of Collateral. The Borrower (a) confirms its obligations under each of the Transaction Documents, (b) confirms that its obligations under the Credit Agreement as amended hereby are entitled to the benefits of the pledge set forth in the Credit Agreement and (c) confirms that its obligations under the Credit Agreement as amended hereby constitute Obligations. Each party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect, and such Obligations shall continue to be entitled to the benefits of the grant of security interests set forth in the Credit Agreement.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Agreement and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York.

Section 7. Authorization. The Administrative Agent hereby authorizes, directs and consents to the execution of this Agreement by the Collateral Agent and the Collateral Custodian.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

HMS FUNDING I LLC
By: HMS Income Fund, Inc., its designated manager

By:     /s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent and Lender

By:    /s/ Kevin Tanzer
Name: Kevin Tanzer
Title: Managing Director

By:    /s/ Rodrigo Trelles
Name: Rodrigo Trelles
Title: Director

HMS INCOME FUND, INC.

By:     /s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent and Collateral Custodian

By:    /s/ Elaine P. Mah
Name: Elaine P. Mah
Title: Vice President

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